SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss.240-11(c) or ss.240.14a-12

Most Home Corp.
(Name of Registrant as Specified In Its Charter as Amended)

Most Home Corp.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies: ________

(2)   Aggregate number of securities to which transaction applies: ________

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________

(4)   Proposed maximum aggregate value of transaction: ________

(5)   Total fee paid: ______________

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid: ______________

(2)   Form. Schedule or Registration Statement No.: _________________

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(4)   Date Filed: ______________

Most Home Corp.
Suite 100 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634 www.mosthome.com

November 8, 2002

Dear Stockholder:

You are cordially invited to the 2002 Annual Meeting of Stockholders of Most Home Corp., to be held on December 6, 2002, at 9:00 a.m. (local time) at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada.

At the meeting, you will be asked to elect five directors to the Board of Directors of the Company, ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending July 31, 2003.

Enclosed is a proxy authorizing the president of the Company to vote your shares for you if you do not attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting, I urge you to complete your proxy and return it in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the Annual Meeting, either in person or by proxy.

I would appreciate your immediate attention to the mailing of this proxy.

/s/ Kenneth Galpin
Kenneth Galpin, President

Most Home Corp.
Suite 100 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634

NOTICE OF ANNUAL MEETING
TO BE HELD ON DECEMBER 6, 2002

To the Shareholders:

Notice is hereby given that an Annual Meeting of the shareholders of Most Home Corp. (the "Company") will be held at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, on December 6, 2002, at 9:00 a.m. (local time), for the following purpose:

(1)   To elect five directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

(2)   To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending July 31, 2003.

(3)   To transact such other business as may properly come before the meeting.

The board of directors of Most Home Corp. hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed proxy to make sure that your shares are represented at the meeting. If you attend the meeting, you may revoke the proxy you have sent in and vote your stock personally.

The Board of Directors has fixed the close of business on October 30, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of October 30, 2002, there were 18,377,406 shares of the Company's common and preferred stock which were entitled to vote at the meeting.

By Order of the Board of Directors,

/s/ Kenneth Galpin
Kenneth Galpin,
President and Director

November 8, 2002

Most Home Corp.
Suite 100 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada V2X 0Y6
Tel: (604) 460-7634

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held On December 6, 2002

The accompanying proxy is solicited by the Board of Directors of the Company for voting at an annual meeting of shareholders to be held at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, on December 6, 2002, at 9:00 a.m. (local time) and at any and all adjournments of such meeting (the "Annual Meeting"). If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the Annual Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder.

VOTING SECURITIES

Only the holders of record at the close of business on October 30, 2002, (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, the Company had 14,839,180 outstanding shares of common stock, 2,871,559 outstanding shares of Series A Preferred stock and 666,667 outstanding shares of Series B Preferred stock. Other than the common stock, Series A Preferred stock and Series B Preferred stock, the Company had no other class of equity securities outstanding. Each share of the common stock, Series A Preferred stock and Series B Preferred stock is entitled to one vote and votes may be cast either in person or by proxy. There was no other class of voting securities outstanding at that date.

VOTING PROCEDURES

The affirmative vote of a majority of the shares of the Company's common and preferred stock, present at the meeting in person or by proxy, if a quorum exists, is required to elect the directors and to approve the other proposals to come before the meeting. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding common and preferred stock entitled to vote at the Annual Meeting. Cumulative voting is not allowed in the election of directors.

Shares of the Company's common and preferred stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will have the same effect as votes against the proposals to be considered at the meeting.

This Proxy Statement and the accompanying proxy are being sent on or about November 12, 2002, to stockholders entitled to vote at the Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 30, 2002 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Most Home Corp., Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6.
Name and Address	Shares Owned (1)	Percentage
Kenneth Galpin	5,643,680	30.7%
Scott Munro	131,046	0.9%
George Shahnazarian	6,083,679	32.8%
Ken Landis	6,873,680 (2)(3)	36.7%
Glenn Davies	100,000	0.7%
Joy Tan	100,000	0.7%
David Woodcock Jacksonville, FL 32257	100,000	0.7%
612559 B.C. Ltd. 11476 Kingston Street Maple Ridge, British Columbia Canada V2X 0Y5	5,523,680 (2)	30.2%
KJS Ventures Ltd. Abbotsford, B.C. Canada V2T 5N9	1,125,000 (3)	7.4%
Khachik Toomian Sherman Oaks, CA 91403	4,796,400	30.3%
Bradford Long	500,000	3.3%
William G. Spears 45 Rockerfeller Center New York, NY 10111	4,875,000 (4)	29.6%
Dr. Farshad Mofthakhar Sherman Oaks, California	1,000,001	6.3%
All officers and directors as group (8 persons)	8,484,725	42.4%

(1)   Includes shares issuable prior to January 1, 2003 to the following persons upon the exercise of options or warrants or upon the exchange of the Company's Series A Preferred stock or Series B Preferred stock:
Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock ("A") or Series B Preferred Stock ("B")
Kenneth Galpin	100,000	$0.25	6/01/03	--
George Shahnazarian	150,000 100,000	$0.25 $0.25	5/28/04 6/01/03	-- --
Scott Munro	50,000 75,000	$0.43 $0.25	8/01/03 6/01/03	-- --
Joy Tan	100,000	$0.25	6/01/03	--
Glenn Davies	100,000	$0.25	6/01/03	--
Ken Landis	100,000	$0.25	6/01/03	--
David Woodcock	100,000	$0.25	6/01/03	--
Khachik Toomian	1,000,000	$0.30	10/18/03	--
612559 B.C. Ltd.	566,893	$0.30	10/18/03	2,871,559 (A)
KJS Ventures Ltd.	375,000	$0.25	7/12/04	--
Bradford Long	500,000	$0.25	12/10/03	--
William G. Spears	375,000 1,250,000	$0.40 $0.15	03/20/05 08/28/05	-- --
Dr. Farshad Mofthakhar	333,334	$0.25	10/18/2003	666,667 (B)

(2)  On September 21, 2000, 612559 B.C. Ltd. acquired the voting rights to 3,500,000 shares of Most Home's Series A Preferred stock which are owned by William and Carole Coughlin. Each Series A Preferred share is entitled to one vote. 612559 B.C. Ltd. also acquired from Mr. and Mrs. Coughlin an option to acquire the 3,500,000 Series A Preferred shares, as well as 3,500,000 preferred shares of a wholly owned subsidiary of Most Home Corp. The option expired on April 30, 2002. A new option was signed on July 31, 2002. Under the new option agreement 612559 B.C. Ltd. acquired the voting rights to 2,871,559 Series A preferred shares and 628,441 common shares from Mr. and Mrs. Coughlin, as well as an option to acquire the said shares at a price that ranges from $0.30 to $1.00 per share. The new option agreement expires on April 30, 2004.

     The share ownership in the table for 612559 B.C. Ltd.;

-  includes 1,456,787 common shares owned directly;

-  assumes the 2,871,559 Series A preferred shares of Most Home Corp. and Most Home's subsidiary which may be acquired from William and Carole Coughlin are exchanged for 2,871,559 shares of Most Home's common stock;

- includes the 628,441 common shares, which 612559 B.C. Ltd. acquired voting rights to on July 31, 2002;

-  includes 566,893 shares of Most Home's common stock issuable upon exercise of outstanding warrants.

     The shareholders of 612559 B.C. Ltd. are as follows:
Name	% Ownership
Kenneth Galpin	20.1% *
George Shahnazarian	2.0%
George Shahnazarian	20.1% *
Glenn Davis	20.1% *
David Woodcock	3.35% *
Joy Tan	3.35% *
KJS Ventures Ltd.	25.0%
Non-affiliates of Most Home	6.0%
---------- 100% ======

* Share ownership is through MarketU Communications, Ltd.

The number of shares owned and the percentage ownership of Ken Galpin, George Shahnazarian and Ken Landis includes shares owned, or which may be acquired, by 612559 B.C. Ltd.

William Coughlin is the husband of Carole Coughlin.

(3)   Includes 750,000 shares and 375,000 share purchase warrants registered in the name of KJS Ventures Ltd., 75,000 shares registered in the name of Landmark Truss and Lumber Inc., and 50,000 shares registered in the name of Mid-Valley Truss, Inc. Mr. Landis controls KJS Ventures Ltd., Landmark Truss and Lumber Inc. and Mid-Valley Truss, Inc. and is therefore considered to be the beneficial owner of the shares.

(4)   Includes 375,000 shares and 187,500 share purchase warrants registered in the name of William G. Spears Profit Sharing Plan. Management of the Company understands that Mr. Spears controls the William G. Spears Profit Sharing Plan and is therefore considered to be the beneficial owner of the shares.

Management has prepared a schedule to provide a simple understanding of share ownership, which is being attached as a schedule to this Proxy Statement. The schedule does not replace the information set forth above under heading "Security Ownership Of Certain Beneficial Owners And Management", and management further advises that the schedule is only additional information for investors. We make no representation that the schedule meets the legal requirements of Schedule 14A, Proxy Statement pursuant to section 14(a) of the Securities Exchange Act of 1934, nor is the schedule to replace the information under heading "Security Ownership Of Certain Beneficial Owners And Management".

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below. Directors will be elected by a plurality of the votes cast. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable for election as a director prior to the meeting, proxies will be voted for another nominee to be designated by the Board of Directors. Certain information concerning the past and present principal occupations of the Company's nominees follows:

Name	Age	Present position with the Company
Kenneth Galpin	43	President and a Director
David Woodcock (1)	70	Director and Chairman of the Board
Ken Landis (1)	44	Director
Glenn Davies	47	Vice President of Marketing and a Director
Joy Tan	48	Vice President of Technology and a Director

(1) Member of Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS AND NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

Kenneth Galpin has been the Company's President and a director since September 2000, and is the sole director, president and CEO of Most Referred Real Estate Agents Inc. Prior to his association with the Company Mr. Galpin was president of Beacom Online Systems Inc. from February 1998 to present. Mr. Galpin was also vice president of MacDonald Capital from March 1995 to December 1996.

David Woodcock has been a director and chairman of the board of Most Home Corp. since December 2000. Since 1990 Mr. Woodcock has been the Managing Director of Harrell, Woodcock and Linkletter, an international consulting firm that assists corporations in the development and implementation of marketing plans.

Ken Landis has been a director of Most Home Corp. since December 2000. For the past five years Mr. Landis has been the owner of Landmark Truss and Lumber Inc.

Glenn Davies has been a director of Most Home Corp. since December 2000 and an officer of Most Referred Real Estate Agents Inc. since February 2001. For the past five years Mr. Davies has been the owner of Glenn Thomas Digital Consultants Ltd.

Joy Tan has been a director and officer of Most Home Corp. since March 2002 and an officer of Most Referred Real Estate Agents Inc. since January 2002. For the past five years Mr. Tan has been the owner of IT Systems Ltd. Mr. Tan became a director of the Company at its December 17, 2001 Annual General Meeting.

Certain information concerning the past and present principal occupations of the Company's officers who are not nominees follows:

Scott Munro has been an officer of Most Home Corp. since April 28, 2000, and is an officer of Most Referred Real Estate Agents Inc. since September 2000. Prior to joining Most Home Corp., Mr. Munro was controller for Home Finders Realty Ltd. and Most Referred Real Estate Agents Inc. Mr. Munro was general manager of EnviroCoatings Inc. from January of 1998 to January of 1999, where he developed a business and marketing plan. Mr. Munro also managed Club Fit Inc., a chain of 8 fitness facilities, from October 1995 to March 1997. From April 1992 to September 1995, Mr. Munro was controller for Campbell Helicopters Ltd., a national helicopter company.

George Shahnazarian has been the Company's Secretary since September 2000. Prior to his association with the Company, Mr. Shahnazarian was C.F.O. and part owner of M.G.A. Connectors in Maple Ridge, B.C. from 1985 to present.

Brad Long has been the Company's Vice President of Corporate Development since November 27, 2001. Immediately prior to his association with the Company, Mr. Long owned and operated Design Benefit Plans, an insurance and financial planning firm from July 1997 to September 2001. Mr. Long has over 25 years experience in financial planning, including holding management positions with Merrill Lynch and Thompson McKinnon Securities.

Board Meetings And Committees

The Board of Directors held three meetings during the Company's fiscal year ended July 31, 2002. All of the directors attended the meetings, either in person or by telephone conference. Other actions by the Board during the year were conducted by resolutions adopted by unanimous written consent. The Board meets on an as needed basis.

The Board of Directors currently has an Audit Committee. The Audit Committee has not adopted a charter. The functions of the Audit Committee includes nominating the independent auditors for appointment by the Board; meeting with the independent auditors to review and approving the scope of their audit engagement; provides input, feedback and direction regarding the finances of the Company. The Audit Committee currently consists of David Woodcock, Chairman, Ken Landis and George Shahnazarian. The Audit Committee does not hold regular meetings, but convenes on an as needed basis. The Audit Committee collaborates at the end of each quarter to review, discuss and approve each 10-QSB and the annual 10-KSB. The Audit Committee also communicates regularly with the independent auditors as needed.

Audit Committee Report

Our Committee has reviewed and discussed with management of the Company and KPMG LLP ("KPMG"), the independent auditors of the Company, the audited financial statements of the Company as of July 31, 2002 (the "Audited Financial Statements"). In addition, we have discussed with KPMG the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Committee also has received and reviewed the written disclosures and the letters from KPMG required by Independence Standards Board Standard No. 1, and we have discussed with such firm its independence from the Company. We also have discussed with management of the Company and KPMG such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and a review of the reports of KPMG with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002.

Audit Committee David Woodcock Ken Landis George Shahnazarian

Transactions With Related Parties

On April 28, 2000 the Company acquired all of the issued and outstanding shares of Home Finders Realty Ltd. and Most Referred Real Estate Agents Inc. (collectively doing business as Most Referred™) in exchange for (i) 4,500,000 shares of the Company's Series A Preferred stock and (ii) 4,500,000 preferred shares in a wholly owned subsidiary of the Company which was formed for the sole purpose of facilitating the acquisition of Most Referred™.

The preferred shares of the Company and the Company's subsidiary may be exchanged for 4,500,000 shares of the Company's common stock, at the holder's option. Each share of the Company's Series A Preferred stock is entitled to one vote on all matters submitted to a vote of the Company's shareholders. The Series A Preferred shares are not entitled to any dividends or any distributions upon the liquidation of the Company.

During the year ended July 31, 2002, 1,628,441 of the Series A preferred shares were converted into the Company's common stock.

The following table shows the shares of the Company's common stock which Mr. Coughlin and Ms. Coughlin are entitled to receive upon conversion of the balance of the Series A preferred shares.

	Series A Preferred Shares	Preferred Shares of Subsidiary	Shares of Company's Common Stock Issuable Upon Exchange
William Coughlin	1,464,183	1,464,183	1,464,183
Carole Coughlin	1,407,376	1,407,376	1,407,376
	2,871,559	2,871,559	2,871,559

On September 21, 2000, Khachik Toomian acquired 2,000,000 shares of the Company's common stock from Christine Cerisse, a former officer and director of the Company, for $153,000 in cash.

On September 21, 2000, 612559 B.C. Ltd. acquired 250,000 shares of the Company's common stock from Christine Cerisse, a former officer and director of the Company, for $50,000 in cash.

Also on September 21, 2000, 612559 B.C. Ltd. acquired the voting rights to 3,500,000 shares of Most Home's Series A Preferred stock which are owned by William and Carole Coughlin. Each Series A Preferred share is entitled to one vote. 612559 B.C. Ltd. also acquired from Mr. and Mrs. Coughlin an option to acquire the 3,500,000 Series A Preferred shares, as well as 3,500,000 preferred shares of a wholly owned subsidiary of Most Home Corp.. The option expired on April 30, 2002. A new option was signed on July 31, 2002. Under the new option agreement 612559 B.C. Ltd. acquired the voting rights to 2,871,559 Series A preferred shares and 628,441 common shares from Mr. and Mrs. Coughlin, and an option to acquire the said shares at a price that ranges from $0.30 to $1.00 per share. The new option agreement expires on April 30, 2004. Kenneth Galpin, George Shahnazarian and Ken Landis are directors and officers of 612559 B.C. Ltd. As of November 1, 2002, $20,435 has been paid towards the exercise of the option.

On October 19, 2000, Mr. Toomian and 612559 B.C. Ltd. acquired 2,000,000 and 1,133,787 units respectively of the Company for $0.15 per unit. Each unit consists of one share of the Company's common stock and one-half warrant. Every two-1/2 warrants will entitle the holder to purchase one additional share of the Company's common stock at a price of $0.25 per unit if exercised during the first twelve months following the sale of the units and $0.30 per unit during the succeeding twelve months.

Kenneth Galpin and George Shahnazarian are both directors and officers of 612559 B.C. Ltd. Mr. Galpin and Mr. Shahnazarian are also a director and officers of the Company, and Mr. Toomian is a business associate of Mr. Shahnazarian. Mr. Toomian, together with Mr. Shahnazarian and Mr. Galpin, on behalf of 612559 have an understanding (but not a written agreement) that they will vote, at shareholders meetings, for the same directors of Most Home and any matters proposed at the shareholders meetings, to accomplish the same business ends.

On February 14, 2001 the Company acquired approximately 86.9% of the issued and outstanding shares of AMRR.com, Inc ("AMRR"). This transaction was completed by issuing 446,530 common shares of the Company to the shareholders of AMRR in exchange for 223,265 common shares in AMRR. Prior to August 1, 2001 and pursuant to the purchase agreement, AMRR purchased, for cash, the remaining outstanding shares of AMRR for cancellation. The effect of this transaction increased the Company's ownership in AMRR to 100%. The cash outlay by AMRR is recoverable from other parties including the sole director of AMRR. The 446,530 common shares issued by the Company on the acquisition have been valued based upon the market trading price of the Company's stock at the time the transaction was agreed to and announced. This fair market value is estimated to be $83,724.

In May 2001, Mr. Shahnazarian acquired 150,000 units from the Company for $30,000 or $0.20 per unit. Each unit consists of one share of common stock and one warrant. Each warrant is exercisable at a price of $0.25 per share at any time prior to May 28, 2004.

In May, 2001, KJS Ventures Ltd. acquired 375,000 shares of common stock of the Company for $75,000 or $0.20 per share. On May 30, 2001, KJS Ventures Ltd. acquired an additional 375,000 units of the Company for $75,000 or $0.20 per unit. Each unit consists of one share of the Company's common stock and one warrant. Every warrant will entitle the holder to purchase one additional share of the Company's common stock at a price of $0.25 per share if exercised before July 12, 2004. Ken Landis is the controlling shareholder of KJS Ventures Ltd. and may therefore be deemed the beneficial owner of the shares owned by this company.

On September 25, 2001, an investor agreed to acquire a minimum of 3,416,667 units of Most Home for an aggregate purchase price of $1,500,000. Each unit consists of one Series B Preferred Share and one-half of a warrant. The warrants expire one year from the date of issuance. The private placement has three closings. As part of the first closing the investor paid Most Home $100,000 in consideration for 666,667 Series B Preferred Shares and 333,334 warrants. Originally it was anticipated that an additional 2,750,000 Series B Preferred shares and 1,375,000 warrants would be issued for additional gross proceeds of $1,400,000. The Company received communication from the investor that he is unable to fulfill this agreement due to insufficient liquidity.

Loans

In October 2000, the Company loaned $81,633 to 612559 B.C. Ltd., a private company controlled by Kenneth Galpin, George Shahnazarian and Ken Landis as part of a subscription to purchase 544,218 common shares in the Company. 612559 B.C. Ltd. delivered a promissory note to the Company in exchange. The promissory note accrues interest at the rate of 7.5% per annum, is payable on demand and is not secured.  As at November 1, 2002, the loan balance under the promissory note is $52,115.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the Company (Form 4 and Form 5) and to provide copies of all such forms as filed to the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the fiscal year ended July 31, 2002, the Reporting Persons have complied with all applicable Section 16(a) filing requirements, except as follows:

612559 B.C. Ltd., Glenn Davies, Kenneth Galpin, Joy Tan and David Woodcock were each late in filing reports concerning nine transactions and George Shahnazarian was late in filing reports concerning 14 transactions. Khachik Toomian failed to file any required form.

Executive Compensation

The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal years ending July 31, 2000, July 31, 2001 and July 31, 2002.
Name and Principal Position ------------------ Kenneth Galpin, Chief Executive Officer since September 21, 2000	Fiscal Year ------ 2002 2001 2000	Salary (1) ------ $70,000 $48,000 $0	Bonus (2) ----- $0 $0 $0	Other Annual Compen- sation (3) ------ $0 $0 $0	Re- stricted Stock Awards (4) ------- 0 0 $0	Options Granted (5) ------- 0 100,000 0

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) During the years ending July 31, 2002, July 31, 2001 and July 31, 2000, the value of the shares of the Company's common stock issued as compensation for services.

(5) The shares of common stock to be received upon the exercise of all stock options granted during the fiscal years shown in the table.

The following shows the amounts which the Company expects to pay its officers during the year ending July 31, 2003 and the time which the Company's executive officers plan to devote to the Company's business. The Company does not have employment agreements with any of its officers.
Name	Proposed Compensation	Time to be Devoted To Company's Business
Kenneth Galpin Glenn Davies Joy Tan Scott Munro George Shahnazarian	$5,700 per month $5,700 per month $5,700 per month $3,000 per month $8,000 per month	100% 100% 100% 100% 25%

Options Granted During Fiscal Year Ending July 31, 2002

The following tables set forth information concerning the options granted, during the twelve months ended July 31, 2002, to the Company's officers and directors, and the value of all unexercised options (regardless of when granted) held by these persons as of July 31, 2002.

Name	Date of Grant	Options Granted (#)	% of Total Options Granted to Employees Officers & Directors	Exercise Price Per Share	Expiration Date
Bradford Long	12/10/01	500,000 (1)	89.3%	$0.25	12/10/03

(1) No options are in-the-money and deemed value is Nil.

Option Exercises and Option Values

Shares Acquired Name on Exercise	(1)	Number of Securities Underlying Unexercised Options at July 31, 2002 Value Realized (2)	Value of Unexercised In-the-Money Options at July 31, 2002 Exercisable/ Unexercisable (3)	Exercisable/ Unexercisable (4)
Scott Munro Kenneth Galpin Glenn Davies Joy Tan George Shahnazarian David Woodcock Ken Landis Bradford Long Nancy Curry	-- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- --	125,000/-- 100,000/-- 100,000/-- 100,000/-- 100,000/-- 100,000/-- 100,000/-- --/500,000 --/60,000	--/-- --/-- --/-- --/-- --/-- --/-- --/-- --/-- --/--

(1) The number of shares received upon exercise of any options.

(2) With respect to options exercised the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of July 31, 2002, separated between those options that were exercisable and those options that were not exercisable.

(4) The exercise price of all options shown in the table was greater than the market price of the Company's common stock on July 31, 2002.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employee Pension, Profit Sharing or Other Retirement Plans

The Company does not have an active defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

Standard Arrangements. David Woodcock, the chairman of the Company's Board of Directors, received cash compensation of $2,000 per month up to and including June 2002. The Company does not pay its other directors for attending meetings of the Board of Directors, although the Company expects to adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

Other Arrangements. Except as disclosed elsewhere in this report, no other director of the Company received any form of compensation from the Company during the year ended July 31, 2002. The same level of compensation is projected for fiscal 2003.

PROPOSAL NO. 2
INDEPENDENT PUBLIC ACCOUNTANTS

Changes in Public Accountants

Effective October 19, 2000 the Company retained KPMG LLP ("KPMG") to act as its auditors. In this regard KPMG replaced Morgan & Company which had previously audited the Company's financial statements for the fiscal years ended July 31, 1999 and 1998. The reports of Morgan & Company for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Morgan & Company would have caused Morgan & Company to make reference to such disagreements in its reports.

The Company has authorized Morgan & Company to discuss any matter relating to the Company's operations with KPMG.

The change in auditors was recommended and approved by the Company's board of directors. The Company did not have an audit committee at that time.

During the two years ending July 31, 2000 and the subsequent interim period ending October 18, 2000, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or what is defined as a reportable event by the Securities and Exchange Commission.

Ratification Of Appointment Of Independent Auditors

The Board of Directors of the Company has appointed KPMG LLP as independent auditors of the Company for the year ending July 31, 2003. KPMG LLP has served as the Company's independent auditors since October 19, 2000. Although stockholder ratification of the selection of KPMG LLP is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors, and recommends that stockholders vote for ratification of such appointment.

The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent chartered accountants and clients.

It is expected that one or more representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

Principal Accounting Firm Fees

The fees billed to the Company for the fiscal year ending July 31, 2002 by KPMG LLP and its affiliates were:

Audit Fees	$ 28,798
Financial Information Systems Design and Implementation Fees	$ -
All other fees	$ 5,105

The Board of Directors is of the opinion that audit and other fees charged by its auditor KPMG LLP during fiscal 2002 is consistent with KPMG LLP being independent from Most Home Corp.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2003.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have presented at the 2003 Annual Meeting of Stockholders, must be received at the office of the Company by July 9, 2003. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Proxy Statement, none of the directors or senior officers of the Company, who has held the position at any time since the beginning of the last completed fiscal year of the Company, nor any proposed nominee of the Management of the Company for election as a director of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon at the Meeting (other than the election of directors or the appointment of auditors and any interest from the ownership of shares of the Company where the shareholder received no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company).

ANNUAL REPORT ON FORM 10-KSB - INCORPORATION BY REFERENCE

The Company's audited financial statements and management's discussion and analysis for the fiscal year ended July 31, 2002, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, are hereby incorporated by reference and a copy of the Form 10-KSB is enclosed with this proxy statement.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

SCHEDULE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT USING A METHOD OF CALCULATION BASED UPON A FULLY DILUTED CAPITAL STOCK AND NOT DEEMING SECURITIES REGISTERED IN THE NAME OF 612559 B.C. LTD. TO BE HELD BY ITS DIRECTORS

The following information reflects the information described under the heading "Security Ownership Of Certain Beneficial Owners And Management" of this Proxy Statement, save and except for the following: (A) calculations are based upon a fully diluted capital stock of the Company; and (B) securities registered in the name of 612559 B.C. Ltd. are not deemed to be held by the three directors of this company.

The following table sets forth certain information as of October 30, 2002 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Most Home Corp., Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6.

Name and Address	Shares Owned (1)	Percentage
Kenneth Galpin	120,000	0.5%
Scott Munro	131,046	0.5%
George Shahnazarian	559,999	2.2%
Ken Landis	225,000 (2)(3)	0.9%
Glenn Davies	100,000	0.5%
Joy Tan	100,000	0.5%
David Woodcock Jacksonville, FL 32257	100,000	0.5%
612559 B.C. Ltd. 11476 Kingston Street Maple Ridge, British Columbia Canada V2X 0Y5	5,523,680 (2)	21.8%
KJS Ventures Ltd. Abbotsford, B.C. Canada V2T 5N9	1,125,000 (3)	4.4%
Khachik Toomian Sherman Oaks, CA 91403	3,796,400	15.0%
Bradford Long	500,000	2.0%
William G. Spears 45 Rockerfeller Center New York, NY 10111	4,875,000 (4)	19.2%
All officers and directors as group (8 persons)	8,484,725	33.5%

(1)   Includes shares issuable to the following Company's officers, directors and those persons owning more than 5% of the Company's common stock, upon the exercise of options or warrants or upon the exchange of Most Home's Series A Preferred stock:
Name	Shares Issuable Upon Exercise of Options or Warrants	Exercise Price	Expiration Date of Option or Warrant	Shares Issuable Upon Exchange of Series A Preferred Stock
Kenneth Galpin	100,000	$0.25	6/01/03	--
George Shahnazarian	150,000 100,000	$0.25 $0.25	5/28/04 6/01/03	-- --
Scott Munro	50,000 75,000	$0.43 $0.25	8/01/03 6/01/03	-- --
Joy Tan	100,000	$0.25	6/01/03	--
Glenn Davies	100,000	$0.25	6/01/03	--
Ken Landis	100,000	$0.25	6/01/03	--
David Woodcock	100,000	$0.25	6/01/03	--
Khachik Toomian	1,000,000	$0.30	10/18/03	--
612559 B.C. Ltd.	566,893	$0.30	10/18/03	2,871,559
KJS Ventures Ltd.	375,000	$0.25	7/12/04	--
Bradford Long	500,000	$0.25	12/10/03	--
William G. Spears	375,000 1,250,000	$0.40 $0.15	03/20/05 08/28/05	-- --

(2)  On September 21, 2000, 612559 B.C. Ltd. acquired the voting rights to 3,500,000 shares of Most Home's Series A Preferred stock which are owned by William and Carole Coughlin. Each Series A Preferred share is entitled to one vote. 612559 B.C. Ltd. also acquired from Mr. and Mrs. Coughlin an option to acquire the 3,500,000 Series A Preferred shares, as well as 3,500,000 preferred shares of a wholly owned subsidiary of Most Home Corp. The option expired on April 30, 2002. A new option was signed on July 31, 2002. Under the new option agreement 612559 B.C. Ltd. acquired the voting rights to 2,871,559 Series A preferred shares and 628,441 common shares from Mr. and Mrs. Coughlin, as well as an option to acquire the said shares at a price that ranges from $0.30 to $1.00.per share. The new option agreement expires on April 30, 2004.

Kenneth Galpin, George Shahnazarian and Ken Landis are the sole directors, officers and controlling persons of 612559 B.C. Ltd.

     The share ownership in the table for 612559 B.C. Ltd.;

-  includes 1,456,787 common shares owned directly;

-  assumes the 2,871,559 Series A preferred shares of Most Home Corp. and Most Home's subsidiary which may be acquired from William and Carole Coughlin are exchanged for 2,871,559 shares of Most Home's common stock;

- includes the 628,441 common shares, which 612559 B.C. Ltd. acquired voting rights to on July 31, 2002;

-  includes 566,893 shares of Most Home's common stock issuable upon exercise of outstanding warrants.

     The shareholders of 612559 B.C. Ltd. are as follows:
Name	% Ownership
Kenneth Galpin	20.1% *
George Shahnazarian	2.0%
George Shahnazarian	20.1% *
Glenn Davis	20.1% *
David Woodcock	3.35% *
Joy Tan	3.35% *
KJS Ventures Ltd.	25.0%
Non-affiliates of Most Home	6.0%
--------- 100% =====

* Share ownership is through MarketU Communications, Ltd.

William Coughlin is the husband of Carole Coughlin.

(3)   Includes 750,000 shares and 375,000 share purchase warrants registered in the name of KJS Ventures Ltd., 75,000 shares registered in the name of Landmark Truss and Lumber Inc., and 50,000 shares registered in the name of Mid-Valley Truss, Inc. Mr. Landis controls KJS Ventures Ltd., Landmark Truss and Lumber Inc. and Mid-Valley Truss, Inc. and is therefore considered to be the beneficial owner of the shares.

(4)   Includes 375,000 shares and 187,500 share purchase warrants registered in the name of William G. Spears Profit Sharing Plan. Management of the Company understands that Mr. Spears controls the William G. Spears Profit Sharing Plan and is therefore considered to be the beneficial owner of the shares.

MOST HOME CORP.
PROXY - ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 6, 2002

This Proxy is Solicited by the Board of Directors

The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held on December 6, 2002, at 9:00 a.m. local time, at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia, Canada, a Proxy Statement for the Annual Meeting, and the Annual Report on Form 10-KSB for the year ended July 31, 2002, prior to the signing of this Proxy card. The undersigned stockholder hereby appoints KENNETH GALPIN and GLENN DAVIES, and each of them, the true and lawful attorneys and proxies, with full powers of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all the shares of stock of the Company which the undersigned would be entitled to vote if personally present at said Annual Meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

	For	Withhold	For All Except

Proposal 1: To elect five directors to serve on the Board of Directors, until the next annual election or until their successors are elected and qualified.

Nominees: Glenn Davies, Kenneth Galpin, Ken Landis, Joy Tan, and David Woodcock

	______	______	______

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "for all except" and write that nominee's name in the space provided below:

__________________________________________________________________________

	For	Against	Abstain
Proposal 2: To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ended July 31, 2003.	______	______	______
In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL 1 AND PROPOSAL 2.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Dated this _______ day of _____________________, 2002.

____________________________________________
Signature

____________________________________________
Signature, if held jointly, or office or title held